Exhibit 99.1

COMPANY CONTACTS

Jeff Donnelly

Chief Financial Officer

(240) 744-1190

Briony Quinn

Senior Vice President

(240) 744-1196

FOR IMMEDIATE RELEASE

DIAMONDROCK HOSPITALITY COMPANY SUCCESSFULLY SECURES FINANCIAL COVENANT WAIVERS FOR CREDIT AGREEMENTS

Waiver of All Financial Covenants For One Year

BETHESDA, Maryland, Wednesday, June 10, 2020 – DiamondRock Hospitality Company (the “Company”) (NYSE: DRH), a lodging-focused real estate investment trust that owns a portfolio of 31 premium hotels in the United States, announced today that it successfully finalized an amendment to the credit agreement for its $400 million revolving credit facility and $350 million unsecured term loan and the credit agreement for its $50 million unsecured term loan (collectively, the “Credit Amendments”).

“DiamondRock has long-standing relationships with our valued banks, and we were able to reach a sensible agreement that recognizes what we believe to be the temporary dislocation to travel demand caused by the current pandemic,” said Mark W. Brugger, President and Chief Executive Officer of DiamondRock Hospitality Company. “The amendments allow DiamondRock to stay in compliance with all of its loan requirements and provide flexibility to pursue opportunistic investments during this period of dislocation.”

Key terms of the Credit Amendments include the following:

•	Waiver of the existing quarterly-tested financial covenants beginning in second quarter of 2020 through the first quarter of 2021 (the “Covenant Relief Period”), unless terminated earlier by the Company.

•	After the end of the Covenant Relief Period, certain quarterly-tested financial covenants are modified to make compliance easier through the fourth quarter of 2021.

•	Imposition of certain restrictions during the Covenant Relief Period, including restrictions on share repurchases and dividend and distribution payments in excess of 100% of taxable net income and new covenants limiting the incurrence of additional indebtedness, asset sales, and discretionary capital expenditures (in each case subject to various exceptions) and requiring certain mandatory prepayments.

•	During the Covenant Relief Period, acquisitions of encumbered hotels are permitted, subject to a $300 million limitation, and acquisitions of unencumbered hotels are permitted subject to a partial repayment of the outstanding balance on the revolving credit facility or funded with junior capital.

About the Company

DiamondRock Hospitality Company is a self-advised real estate investment trust (REIT) that owns a portfolio of hotels located in highly desirable destination resort markets and key gateway cities. The Company’s 31 high quality hotels contain over 10,000 rooms and are strategically positioned under either leading global brands or as unique boutique hotels/resorts in the lifestyle segment. For further information on the Company and its portfolio, please visit DiamondRock Hospitality Company’s website at www.drhc.com.

This press release contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “believe,” “expect,” “intend,” “project,” “forecast,” “plan” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. These risks include, but are not limited to: national and local economic and business conditions, including the impact of COVID-19 on occupancy rates at the Company’s hotels and the demand for hotel products and services; operating risks associated with the hotel business; risks associated with the level of the Company’s indebtedness; relationships with property managers; the ability to compete effectively in areas such as access, location, quality of accommodations and room rate structures; changes in travel patterns, taxes and government regulations which influence or determine wages, prices, construction procedures and costs; and other risk factors contained in the Company’s filings with the Securities and Exchange Commission. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. All information in this release is as of the date of this release, and the Company undertakes no obligation to update any forward-looking statement to conform the statement to actual results or changes in the Company’s expectations.